EXHIBIT 24.1

POWER OF ATTORNEY

     Know All Men By These Presents, that the undersigned directors and officers of REGIONS FINANCIAL CORPORATION (the “Corporation”) whose signatures appear below hereby constitute and appoint Jackson W. Moore and R. Alan Deer, and each of them, his or her true and lawful agents and attorneys-in-fact, with full power of substitution and resubstitution, and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, a Registration Statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, relating to the registration of $2,000,000,000 aggregate principal amount of securities.

Signature	Title	Date

/s/ CARL E. JONES, JR.	Chairman and Director
Carl E. Jones, Jr.		July 21, 2005

/s/ JACKSON W. MOORE Jackson W. Moore	President, Chief Executive Officer, and Director	July 21, 2005

/s/ RICHARD D. HORSLEY	Vice Chairman, Director and Chief
Richard D. Horsley	Executive Officer of Business Enterprises	July 21, 2005

/s/ ALLEN B. MORGAN, JR.	Vice Chairman, Director and Chairman,
Allen B. Morgan, Jr.	Morgan Keegan & Company, Inc.	July 21, 2005

/s/ ALBERT M. AUSTIN Albert M. Austin	Director	July 21, 2005

/s/ SAMUEL W. BARTHOLOMEW, JR. Samuel W. Bartholomew, Jr.	Director	July 21, 2005

/s/ GEORGE W. BRYAN George W. Bryan	Director	July 21, 2005

/s/ JAMES S. M. FRENCH James S. M. French	Director	July 21, 2005

/s/ MARGARET H. GREENE Margaret H. Greene	Director	July 21, 2005

/s/ JAMES E. HARWOOD James E. Harwood	Director	July 21, 2005

/s/ PARNELL S. LEWIS, JR. Parnell S. Lewis, Jr.	Director	July 21, 2005

/s/ SUSAN W. MATLOCK Susan W. Matlock	Director	July 21, 2005

/s/ JORGE M. PEREZ Jorge M. Perez	Director	July 21, 2005

/s/ MALCOLM PORTERA Malcolm Portera	Director	July 21, 2005

Signature	Title	Date

/s/ LOU ANN POYNTER Lou Ann Poynter	Director	July 21, 2005

/s/ JOHN R. ROBERTS John R. Roberts	Director	July 21, 2005

/s/ MICHAEL S. STARNES Michael S. Starnes	Director	July 21, 2005

/s/ W. WOODROW STEWART W. Woodrow Stewart	Director	July 21, 2005

/s/ LEE J. STYSLINGER, III Lee J. Styslinger, III	Director	July 21, 2005

/s/ RICHARD A. TRIPPEER, JR. Richard A. Trippeer, Jr.	Director	July 21, 2005

/s/ ROBERT R. WALLER, M.D. Robert R. Waller, M.D.	Director	July 21, 2005

/s/ JOHN H. WATSON John H. Watson	Director	July 21, 2005

/s/ C. KEMMONS WILSON, JR. C. Kemmons Wilson, Jr.	Director	July 21, 2005

/s/ SPENCE L. WILSON Spence L. Wilson	Director	July 21, 2005

/s/ HARRY W. WITT Harry W. Witt	Director	July 21, 2005